September 28, 2022 BY HAND DELIVERY Michael 0. Meinolf 11231 N. Country View Drive Mequon, WI 53092 RE: Separation Agreement Dear Mr. Meinolf: Associated Bank This will confirm your voluntary resignation of employment with Associated Banc-Corp or its direct or indirect subsidiaries ( collectively "Associated Bank" or the "Company"), effective October 1, 2022 (the "Resignation Date"). Provided that you timely sign this Agreement and comply with all its terms, the Company will provide you with the separation payments described in Paragraph 2, below (the "Separation Payment"). This Agreement shall be effective on the date you sign it, provided you do not exercise your revocation right as described in Paragraph 4(D), below. You are not required to sign this Agreement. However, if you do not sign it, you will not receive the Separation Payment. Under all scenarios, you will receive the Unconditional Payments and Benefits set forth in Paragraph 1, below, upon your separation from your employment with the Company. (1) Unconditional Payments and Benefits. Whether or not you choose to sign this Agreement and accept the terms contained herein, or after having done so, exercise your right to revoke your acceptance of these terms as described in Paragraph 4(D), below, the following circumstances will apply to you: (A) The Company will pay you your regular base wages through the last day of your employment with the Company; (B) You will retain all your vested rights, if any, as of the last day of your employment with the Company in the Company' s 401(k) plan and will receive all payments due you under the terms of that plan; (C) If you were a participant in the Company's group health insurance plan on the last day of your employment with the Company, the Company will provide you with the right to participate, at your own expense, in such plan in accordance with the mandates of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If you do not elect COBRA continuation coverage, your health insurance coverage with the Company shall end on October 31, 2022; and HB: 4882-8469-9701.3

Michael 0. Meinolf September 28, 2022 Page 2 of8 (D) You will receive the Company's Employee Assistance Plan (EAP) benefits through April 1, 2023. The payments described in Paragraphs l(A) and (B), above, will be subject to normal deductions for income and employment taxes and will be paid to you as required by applicable law. (2) Conditional Separation Payment. (A) If you accept this Agreement and do not exercise your revocation rights as described in Paragraph 4(D), below, in consideration of your undertakings, the Company will pay you the Separation Payment in two installments, as set forth below. (B) The Separation Payment shall be in the total amount of Three Hundred Fifty Thousand and no/1 00ths Dollars ($350,000.00), which shall be paid in exchange for your undertakings under Paragraph 3, below, including but not limited to the forfeiture of any and all unvested equity awards. Each such payment shall be subject to all applicable income and employment tax withholdings. (C) The Separation Payment shall be paid in two installments: (i) The first installment payment of One Hundred Fifty Thousand and no/lO0ths Dollars ($150,000.00) shall be paid on the Company's first regularly scheduled payroll date occurring not less than five (5) business days following the expiration of the Revocation Period (as defined below). (ii) The second installment payment of Two Hundred Thousand and no/1 00ths Dollars ($200,000.00) shall be paid on the Company's regularly scheduled payroll date occurring on or after the first (1 s~ anniversary of the Resignation Date. (D) All outstanding vested equity awards shall continue to be governed by the terms of any equity incentive plan under which they were granted, and any vested stock options shall expire according to the terms of any stock option award agreements and such equity incentive plans. (3) Your Undertakings. In exchange for the Separation Payment provided to you under Paragraph 2, above, which you acknowledge is greater in its totality than any payments or benefits which you would receive absent this Agreement, you agree as follows: (A) You agree, on behalf of yourself, your heirs, successors and assigns, to release the Company, its parents, subsidiaries, affiliates, and related entities, and any of their respective past or present officers, directors, HB: 4882-8469-9701.3

Michael 0. Meinolf September 28, 2022 Page 3 of8 stockholders, managers, members, partners, agents, employees, predecessors in interest, successors, and assigns ("Released Parties"), jointly and severally, from, and agree not to bring any action, proceeding or suit against any of the Released Parties regarding, any claims, causes of action, liabilities, damages, fees or remunerations of any sort. This release includes, but is not limited to, giving up any claims related in any way to your employment by the Company, the decision to terminate your employment, termination of our employment relationship, and wages and other remuneration, including, but not limited to, any current or former bonus or other incentive plans or programs offered by the Company, including any award under the Company's 2020 Incentive Compensation Plan (the "Plan"). This release of claims includes any claims, whether they are presently known or unknown, or anticipated or unanticipated by you, and includes, but is not limited to, all matters in law, in equity, in contract, or in tort, or pursuant to statute, including damages, attorneys' fees, costs, and expenses, and, without limiting the generality of the foregoing, all claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act ("ADEA''), the State and Federal Family and Medical Leave Acts, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Wisconsin Fair Employment Act, all as amended, or any other federal, state or local law, statute or ordinance affecting your employment with or termination from the Company. This release of claims does not apply to or affect claims for benefits under applicable worker's compensation laws, or any claim that controlling law clearly states may not be released, including by settlement. This general release does not apply to any vested rights that you may have in the Company's 401(k) plan or to your continued participation in the Company's group health insurance plan pursuant to COBRA following the Resignation Date. This release shall not limit or restrict your right under the ADEA to challenge the validity of this Agreement in a court of law and such challenge shall not be considered a breach of this Agreement. Likewise, this release shall not prevent, restrict or in any way limit your right to file a charge or complaint with a government agency (including, without limitation, the Equal Employment Opportunity Commission ("EEOC")) or participate in an investigation or proceeding initiated or conducted by a government agency; provided, however this release of claims does prevent you from making any personal recovery against the Compfilly or the Released Parties, including the recovery of money damages, as a result of filing a charge or complaint with a government agency against the Company and/or any of the Released Parties; Notwithstanding this Paragraph 3, nothing contained in this Agreement shall impede your ability to report possible federal securities violations to the Securities Exchange Commission ("SEC") and other governmental agencies (i) HB: 4882-8469-9701.3

Michael 0. Meinolf September 28, 2022 Page 4 of8 without the Company's approval and (ii) without having to forfeit or forego any resulting whistleblower awards; (B) You acknowledge and agree that, as of the date on which you sign this Agreement, there are no pending complaints, charges or lawsuits filed by you against the Company or any of the Released Parties. You further acknowledge and agree that you are the sole and lawful owner of all rights, title and interest in and to all matters released under Paragraph 3(A), above, and that you have not assigned or transferred, or purported to assign or transfer, any of such released matters to any other person or entity; (C) You acknowledge and agree that except to the extent explicitly provided for in this Agreement, the Released Parties owe you no wages for work performed, whether salary, overtime, bonuses, or commissions, or for accrued but unused paid time off; (D) By executing this Agreement, you acknowledge the following: (i) you have accurately reported all use of paid time off in accordance with the Company's paid time off policy; (ii) you have not suffered an unreported workplace injury at the Company; and (iii) the end of your employment with the Company shall be reported as a voluntary resignation; (E) You agree that you will return to the Company on or before the Resignation Date all of its property and all of the property of the Released Parties which you possess or over which you have direct or indirect control, including, but not limited to, all monies, records, files, credit cards, keys, cellular telephones, customer lists and information, and electronically encoded information such as computer drives, etc., all passwords and/or access codes to such Company property and all copies of such Company property; (F) You agree that, as a condition of your receipt of the Separation Payment and until the first (1 st) anniversary of the Separation Date, you will make yourselfreasonably available to provide assistance related to the transition of your duties to the Company's designated successor, and that the Separation Payment shall be the only compensation paid to you in connection therewith; (G) You agree not to engage at any time in any form of conduct or make any statements or representations or direct any other person or entity to engage in any conduct or make any statements or representations, that disparage, criticize or otherwise impair the reputation of the Company or any of the Released Parties. If the Company's Human Resources Department receives a request for a reference for you from a prospective employer, the Company will provide verification of employment and such other information as it typically provides in response to such reference requests. Nothing contained in this Paragraph 3(G) shall preclude you from providing truthful information pursuant to subpoena or other legal process. If you receive a subpoena or are subject to any legal HB: 4882-8469-9701.3

Michael 0. Meinolf September 28, 2022 Page 5 of8 obligation, you agree to provide written notice to the Company within ten (10) days and enclose a copy of the subpoena and any other document identifying the legal obligation; (H) With respect to any Retention Agreement entered into by you in connection with any Restricted Stock Unit Award granted to you under the Plan, you agree to comply with those terms which are intended to apply following the end of your employment with the Company. Such terms include, but are not limited to, obligations to maintain the confidentiality of Company information, to return Company property, to not interfere with the Company's relationships with its customers and employees, and to not engage in unfair competition with the Company. You further acknowledge and agree that any and all unvested awards granted to you under the Plan are and have been immediately forfeited as of the Resignation Date; (I) For twelve (12) months immediately after the Resignation Date, you shall not directly or indirectly, whether on behalf of yourself or any third party, induce any employee of the Company who: (x) currently holds the title of Vice President, Senior Vice President or Executive Vice President; (y) currently is subject to your supervision or control; or (z) with whom you had more than de minimis direct contact, or about whom you learned Confidential Information during your employment with the Company, to leave the employ of the Company; (J) You acknowledge and affirm that by executing this Agreement, you shall be deemed to have resigned from all positions with the Company as of the Resignation Date without any further action required by you or the Company to effect such resignation; provided, however, upon the Company's request, you shall take all action deemed necessary by the Company to ensure and/or document the effect of same; and (K) You acknowledge and agree that should the Company incur any liability by way of litigation, arbitration, settlement of claims, or similar dispute resolution, in whole or in part due to any action or inaction by you in your capacity as an employee of the Company, the Company shall have the right to recover any and all consideration paid pursuant to this Agreement to the extent of such liability (including attorneys' fees) incurred by the Company. (4) Acceptance and Revocation Procedures. The Company wishes to ensure that you voluntarily agree to the terms contained in this Agreement and do so only after you fully understand them. Accordingly, the following procedures shall apply: (A) You agree and acknowledge that you have read this Agreement, understand its contents and may agree to the terms of this Agreement by signing and dating it and returning the signed and dated Agreement, via mail, e-mail, hand delivery or overnight delivery, so that it is received by Angie M. DeWitt, Associated Bank, 433 Main Street, Green Bay, WI 54301 , J-J B: 4882-8469-9701 .3

Michael 0. Meinolf September 28, 2022 Page 6 of8 Angie.De Witt@AssociatedBank.com, on or before 5 :00 p.m. Central Time on the 22nd calendar day following your receipt of this Agreement; (B) You are hereby advised in writing by the Company that you have twenty-one (21) days to consider this Agreement, and you are further advised to consult with an attorney before signing this Agreement and you acknowledge that you have done so or had the opportunity to do so; (C) You understand that this Agreement, at Paragraph 3(A) above, includes a full and final general release, including a release of all claims under the ADEA; (D) You understand that you have seven (7) calendar days after signing this Agreement, within which to revoke your acceptance of it ("Revocation Period"). Such revocation 1will not be effective unless written notice of the revocation is sent, via mail, e-mail, hand delivery or overnight delivery, so that it is received Angie M. DeWitt, Associated Bank, 433 Main Street, Green Bay, WI 54301, Angie.Dewitt@AssociatedBank.com on or before 5:00 p.m. Central Time on the first workday following the end of the Revocation Period; (E) This Agreement will not be binding or enforceable unless you have signed and delivered it as provided in Paragraph 4(A) above, and have chosen not to exercise your revocation right, as described in Paragraph 4(D), above. If you give timely notice of your intention to revoke your acceptance of the terms set forth in this Agreement, it shall become null and void, and all rights and claims of the parties which would have existed, but for the acceptance of this Agreement's terms, shall be restored; and (F) You represent and warrant to the Company that, in the event you choose to accept the terms of this Agreement by signing it, the date appearing above your name on the last page of this Agreement shall be the actual date on which you have signed the Agreement. Notwithstanding your failure to execute this Agreement or your revocation of it in accordance with Paragraph 4(D), above, the terms of Paragraph l, above, will continue to apply. (5) Miscellaneous. Should you accept the terms of this Agreement, its terms will be governed by the following: (A) This Agreement constitutes the complete understanding between you and the Company concerning all matters affecting your employment with the Company and the termination thereof. If you accept this Agreement, it supersedes all prior agreements, understandings and practices concerning such matters, including, but not limited to, any Company personnel documents, handbooks, policies, incentive or bonus plans or programs, and any prior customs or practices of the Company; HB: 4882-8469-9701.3

Michael 0. Meinolf September 28, 2022 Page 7 of8 (B) You agree and acknowledge that this Agreement provides you with benefits from the Company which, in their totality, are greater than those to which you otherwise would be entitled; (C) This Agreement can only be modified in writing by a document that is signed by both parties; (D) Nothing in the release contained in this Agreement should be construed as an admission of wrongdoing or liability on the part of the Company. The Company denies any liability to you, and the Company understands that you deny any liability to the Company; (E) If any court of competent jurisdiction determines that any of the prov1s10ns of Paragraph 3 above, are invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions of Paragraph 3, which shall remain valid, binding and enforceable and in full force and effect; (F) This Agreement and its interpretation shall be governed and construed in accordance with the laws of the State of Wisconsin and shall be binding upon the parties hereto and their respective successors and assigns. Any dispute relating to the Agreement shall be brought before any court in Brown County, Wis~onsin; (G) In the event that you breach any provision of this Agreement, you agree that the Company may suspend its further performance under this Agreement, recover any damages as determined by a court of competent jurisdiction suffered as a result of such breach, and recover from you any reasonable attorneys' fees and costs it incurs as a result of your breach. In addition, you agree that the Company may seek injunctive or other equitable relief as a result of a breach by you of any provision of this Agreement. In no case, however, shall the release provided in Paragraph 3(A), above, be revoked or terminated if you accept this Agreement as provided in Paragraph 4(A), above, and do not exercise your revocation rights before the Revocation Period described in Paragraph 4(0), above, expires; and (H) This Agreement may be executed by an electronic signature, which shall be deemed to be the same as an original signature. HB: 4882-8469-9701.3

I Michael 0. Meinolf September 28, 2022 Page 8 of8 This Agreement is intended to resolve all outstanding issues between you and the Company in a comprehensive manner. Although this Agreement contains language releasing the Company from claims, the Company maintains, and you understand and acknowledge that the Company maintains, that you have no such claims against the Company or any of the parties covered by the release contained in Paragraph 3(A), above. Should you have any questions, please feel free to contact me. Very truly yours, ASSOCIATED BANC-CORP sy, ~m O,u)d( Angie ~DeWitt, EVP, Chief Human Resources Officer I agree with and accept the terms contained in this Agreement and agree to be bound by them. ~.Me,&f - Dated tmJd 'ff. day of Se,9fe""'& r, 2022. HB: 4882-8469-9701 .3